Seed Purchase Agreement

This Seed Purchase Agreement (the “Agreement”) is made by and between High Sierra Technologies, Inc., a Nevada Corporation (the “Purchaser”) and Unigenics Global LTD, a Nevada Limited Liability Company (the “Seller”) to be effective as of this 23rd day of May, 2019.

1.  The Purchaser does hereby agree to purchase and Seller does hereby agree to sell Two Hundred (200) pounds of hemp seed of the brand known as “Ultra” (the “Product”) pursuant to the terms and conditions set forth herein.

2.  The Seller hereby covenants and agrees to deliver the Product to the Purchaser immediately following the full execution of this Agreement.

3.  The Purchaser hereby covenants and agrees to pay the Seller for the Product as follows.

a.  Upon delivery of the product, the Purchaser shall pay the Seller the sum of Ten Thousand Dollars and No Cents ($10,000.00)

b.  Upon the substantial completion of the Purchaser’s secondary offering to the public markets, the Purchaser shall pay the Seller the sum of One Hundred Twenty Thousand Dollars and No Cents ($120,000.00).

c.  As soon as is practicable following the full execution of this Agreement, the Purchaser shall cause the Seller to be issued One Hundred Thousand (100,000) shares of common stock in High Sierra Technologies, Inc., a Colorado Corporation which is the parent company of the Purchaser.

4.  The Seller hereby covenants and agrees to act as a consultant to the Purchaser in regards to the planting, growing, harvesting and processing of the crop to be derived from the Purchaser’s use of the Product.  Such Consulting Agreement shall be based on the terms and conditions that the parties hereto shall mutually agree to.

5.  Should a dispute arise between any of the parties hereto regarding the meaning of this Agreement, the enforcement of this Agreement or any claim or dispute related to this Agreement, then the prevailing party, in addition to whatever other relief such party may be entitled to, shall also recover its reasonable attorneys’ fees and costs incurred in connection with such dispute whether such dispute was resolved judicially, by mediation, by arbitration or by any other means, formal or informal.

6.  The parties hereto expressly consent to personal jurisdiction in the State of Nevada for the purpose of litigating any claims, disputes or other controversies, of any nature whatsoever, related to this Agreement.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Agreement shall be any state or federal court located in Washoe County, Nevada having subject matter jurisdiction over the matter at hand.

7.  Except as may be expressly set forth herein, this Agreement represents the entire agreement between the parties hereto with respect to the subject matter described herein and expressly replaces and supersedes any and all previous agreements, oral, or in writing, between the parties hereto with respect to the subject matter described herein.  This Agreement may not be modified or amended except by an amendment, in writing, executed by all of the parties hereto.

8.  In this Agreement whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

9.  This Agreement may be executed in any number of counterparts and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart; each counterpart shall be an original and all of them together shall constitute one instrument. Signature by facsimile or electronic means shall be accepted and deemed to be a valid execution of this Agreement.

10.  All parties to this Agreement expressly understand and agree that the terms and provisions of this Agreement are to be kept confidential and shall not be disclosed to the public.  Each party hereto covenants and agrees to keep the terms and provisions of this Agreement confidential and shall only disclose the terms and provisions of this Agreement to any party’s attorneys, accountants and/or advisors or pursuant to an order from a court of competent jurisdiction.

11.   Whenever any party shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Agreement each such notice, demand, request or other communication shall be in writing and shall not be effective for any purpose unless same shall be given or serviced by personal delivery to the party or parties to whom such notice, demand, request or other communication is directed or by mailing the same, to such party or parties by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Purchaser:

High Sierra Technologies, Inc.

c/o Gregg W. Koechlein

2560 Greensboro Drive

Reno, NV 85909

If to Seller:

Unigenics Global LTD

c/o Hector Abrica

P.O. Box 78

Orovada, NV 89425

or at such other address or addresses as any party may from time to time designate to all other parties by notice given by certified mail, personal delivery, facsimile transmission and/or electronic mail.

Every notice, demand, request or communication hereunder sent by mail shall be deemed to have been given or served as of the third (3rd) business day following the date of such mailing.  Every notice, demand, request or communication hereunder delivered by personal delivery, facsimile transmission or electronic mail shall be deemed to be given or served upon receipt.

12.  Time is of the essence in each and every term, condition and provision of this Agreement.

13. Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, administrators, successors and assigns, and wherever a reference in this Agreement is made to any of the parties hereto such reference shall be deemed to include, wherever applicable, also a reference to the heirs, executors, legal representatives, administrators, successors and assigns of such party, as if in every case so expressed.

14.  A waiver of any provision of this Agreement shall not be valid unless such waiver is in writing and signed by the party or person to be charged, and no waiver of any provision hereof shall be deemed or construed as a waiver of the same or any different provision in the future.  Furthermore, the failure of a party to insist upon strict adherence to any term of this Agreement, or to object to any failure to comply with any provision of this Agreement, shall not be a waiver of that term or provision by laches.  The receipt of a party of any benefit from this Agreement shall not effect a waiver or estoppel of the right of that party to enforce any provision of this Agreement.

15.  Neither party shall not have the right to assign any of its rights under this Agreement, in any manner whatsoever, without first obtaining the written consent to any such assignment from the non-assigning party.  Such consent shall be at the sole and absolute discretion of the non-assigning party.

16.  If any term, condition or provision of this Agreement shall be deemed invalid or unenforceable by a court of competent jurisdiction, that term, condition or provision shall be deemed severed from this Agreement and the remainder of the terms, conditions and provisions of this Agreement shall remain valid, enforceable and in full force and effect to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and date first set forth above.

High Sierra Technologies, Inc., a Nevada Corporation

By: /s/ Vincent C. Lombardi

Vincent C. Lombardi, its President

Unigenics Global LTD, a Nevada Limited Liability Company

By: /s/ Hector Abrica

Hector Abrica, its Managing Member

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